EXHIBIT 10.45

        July 17, 1995


        James R. Maher
        c/o MacAndrews & Forbes Holdings Inc.
        35 East 62nd Street
        New York, NY  10021

        Dear Jim:

             We are writing this letter to confirm our mutual understanding that at the effective time of the Merger of Roche Biomedical Laboratories, Inc. into Laboratory Corporation of America Holdings (formerly known as National Health Laboratories Holdings Inc., the "Company"), you resigned from your positions at the Company and assumed the position of Chairman of the Board of Directors. Your retention as Chairman and a member of the Board of Directors shall be for a one year period.

             It is intended that you shall devote up to 20% of your time to rendering advice and services to the Company and shall receive an annual retainer of $160,000, payable in equal monthly installments in arrears, in addition to any director fees to which you may be entitled, and the right to receive the benefits described in paragraph 9(b)(ii) of the Employment Agreement dated December 21, 1992, which was terminated at the time of the merger. Consistent with our understanding, you shall render such services as an independent contractor and you shall not be an employee of the Company and, therefore, you shall be solely responsible for the withholding and/or payment of any federal, state, or local income or payroll taxes relating to such services.

             This letter contains our entire understanding with respect to your retention by the Company. Please indicate your acceptance by signing where indicated below.

                                          Very truly yours,

                                          LABORATORY CORPORATION OF AMERICA
                                          HOLDINGS

                                          By:/s/  JAMES B. POWELL
                                             ------------------------
                                             Name:  James B. Powell
                                             Title: President & CEO

                                          358 South Main Street
                                          Burlington, North Carolina 27215

        Agreed and Accepted:

        /s/ JAMES R. MAHER
        ---------------------
        James R. Maher

        July 16, 1995

        c/o MacAndrews & Forbes Holdings Inc.
        35 East 62nd Street
        New York, NY  10021